LITHIA REPORTS RECORD THIRD QUARTER 2019 RESULTS AND SOLID SAME STORE GROWTH IN ALL BUSINESS LINES
________________________________________________

DECLARES DIVIDEND OF $0.30 PER SHARE FOR THIRD QUARTER

Medford, Oregon, October 23, 2019 - Lithia Motors, Inc. (NYSE: LAD) today reported the highest third quarter revenue in company history.

Third quarter 2019 revenue increased 8% to a record $3.3 billion from $3.1 billion in the third quarter of 2018.

Third quarter 2019 net income per diluted share was $3.64, a 5% decrease over $3.84 per diluted share reported in the third quarter of 2018. Adjusted third quarter 2019 net income per diluted share was $3.39, a 20% increase compared to net income of $2.83 per diluted share in the same period of 2018. Third quarter 2019 net income was $85 million, a 8% decrease compared to net income of $93 million in the same period of 2018. Adjusted third quarter 2019 net income was $79 million, a 16% increase compared to net income of $69 million for the same period of 2018.

As shown in the attached non-GAAP reconciliation tables, the 2019 third quarter adjusted results exclude a $0.25 net non-core benefit related to gain on sale of stores, offset by weather related events and acquisition expenses. The 2018 third quarter adjusted results exclude a $1.01 net non-core benefit due to gain on sale of stores and a tax attribute.

Third Quarter-over-Quarter Operating Highlights:

•	Total adjusted net income per diluted share increased 19.8%

•	Total same store sales increased 7.6%

•	Same store new vehicle retail sales increased 4.6%

•	Same store used vehicle retail sales increased 14.0%

•	Same store F&I per unit increased 7.3% to $1,471

•	Same store service, body and parts sales increased 9.5%

•	Same store total gross profit per unit increased 3.1% to $3,631

"We achieved record results during the third quarter driven by strong growth in all business lines," said Bryan DeBoer, President and CEO. "Our stores' successful commitment to serve customers wherever, whenever, however they choose is evident in our results."

For the first nine months of 2019 revenues increased 6% to $9.4 billion, compared to $8.8 billion in 2018.

Net income for the first nine months of 2019 was $8.72 per diluted share, compared to $8.31 per diluted share in 2018, an increase of 5%. Adjusted net income per diluted share for the first nine months of 2019 increased 19% to $8.81 from $7.41 in 2018.

Corporate Development
Earlier this month, we acquired John Howard Subaru, Waterfront Jeep, and Urse Chrysler Dodge Ram Fiat in Morgantown, West Virginia. For the year, we have acquired seven stores and anticipated revenues of over $475 million.
"The acquisition market remains robust and we are well positioned to accelerate our growth strategy in the coming quarters," said DeBoer. "In addition to our expanding physical network, our phenomenal teams, and owned inventory of over 70,000 vehicles, our digital solutions broaden the foundation that allow us to be the leading provider of personal transportation solutions for consumers."
As announced last week, we activated proprietary technology in our Pittsburgh market allowing consumers to sell us vehicles within minutes from the comfort of their own home. These scalable, digital solutions will drive improvements and efficiencies across our entire network.

Balance Sheet Update
At the end of the third quarter, our leverage ratio, calculated as debt excluding floorplan financing to adjusted EBITDA, was less than 2.0, representing the low end of our targeted range. Our liquidity in cash, availability on our credit facility and unfinanced real estate, combined with our ability to access the debt and equity markets, position us for continued growth through acquisitions and investments in innovation.

Dividend Payment
Our Board of Directors approved a dividend of $0.30 per share related to third quarter 2019 financial results. We expect to pay the dividend on November 22, 2019 to shareholders of record on November 8, 2019.

Third Quarter Earnings Conference Call and Updated Presentation
The third quarter 2019 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter 2019 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest providers of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#265-2019). Lithia is a growth company powered by people and innovation. By purchasing and building strong businesses that have yet to realize their potential, Lithia generates significant cash flows while maintaining low leverage. Operational excellence is achieved by refocusing the business on the consumer experience and by utilizing proprietary performance measurements to increase market share and profitability. Lithia’s unique growth model invests to expand its nationwide network and to fund innovations that create personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
www.shift.com

www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
Eric Pitt
VP, Investor Relations and Treasurer
EPitt@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as "project", "outlook", "target", "may", "will", "would", "should", "seek", "expect", "plan", "intend", "forecast", "anticipate", "believe", "estimate", "predict", "potential", "likely", "goal", "strategy", "future", "maintain", and "continue" or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•	Future market conditions, including anticipated national new car sales levels;

•	Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses ("SG&A") as a percentage of gross profit and all projections;

•	Anticipated integration, success and growth of acquired stores;

•	Anticipated ability to capture additional market share;

•	Anticipated ability to find accretive acquisitions;

•	Expected revenues from acquired stores;

•	Anticipated synergies, ability to monetize our investment in digital innovation;

•	Anticipated additions of dealership locations to our portfolio in the future;

•	Anticipated availability of liquidity from our unfinanced operating real estate;

•	Anticipated levels of capital expenditures in the future; and

•	Our strategies for customer retention, growth, market position, financial results and risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•	future economic and financial conditions (both nationally and locally);

•	changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;

•	risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•
disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and

•
government regulations, legislation and others set forth throughout "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, adjusted pre-tax margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Revenues:
New vehicle retail	$1,824.8	$1,733.0	5.3%	$4,993.3	$4,914.5	1.6%
Used vehicle retail	916.3	805.9	13.7	2,632.4	2,325.6	13.2
Used vehicle wholesale	74.4	92.0	(19.1)	233.5	253.2	(7.8)
Finance and insurance	136.3	121.1	12.6	382.7	342.1	11.9
Service, body and parts	340.5	311.3	9.4	993.3	908.4	9.3
Fleet and other	40.1	28.7	39.7	168.6	104.4	61.5
Total revenues	3,332.4	3,092.0	7.8%	9,403.8	8,848.2	6.3%
Cost of sales:
New vehicle retail	1,724.8	1,632.1	5.7	4,711.9	4,625.2	1.9
Used vehicle retail	816.6	719.6	13.5	2,355.0	2,078.5	13.3
Used vehicle wholesale	73.3	90.6	(19.1)	229.7	249.0	(7.8)
Service, body and parts	169.0	156.9	7.7	492.2	461.9	6.6
Fleet and other	37.8	26.6	42.1	159.8	98.5	62.2
Total cost of sales	2,821.5	2,625.8	7.5	7,948.6	7,513.1	5.8
Gross profit	510.9	466.2	9.6%	1,455.2	1,335.1	9.0%
Asset impairments	—	—	NM	0.5	—	NM
SG&A expense	343.2	309.0	11.1	1,021.5	939.9	8.7
Depreciation and amortization	20.9	19.6	6.6	60.9	55.3	10.1
Income from operations	146.8	137.6	6.7%	372.3	339.9	9.5%
Floor plan interest expense	(17.9)	(16.0)	11.9	(55.5)	(45.1)	23.1
Other interest expense	(14.8)	(15.0)	(1.3)	(45.0)	(40.7)	10.6
Other income, net	3.3	2.4	NM	8.9	5.4	NM
Income before income taxes	117.4	109.0	7.7%	280.7	259.5	8.2%
Income tax expense	(32.2)	(15.9)	102.5	(77.2)	(53.7)	43.8
Income tax rate	27.4%	14.6%		27.5%	20.7%
Net income	$85.2	$93.1	(8.5)%	$203.5	$205.8	(1.1)%

Diluted net income per share:
Net income per share	$3.64	$3.84	(5.2)%	$8.72	$8.31	4.9%

Diluted shares outstanding	23.4	24.3	(3.7)%	23.3	24.8	(6.0)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2019	2018	(Decrease)		2019	2018	(Decrease)
Gross margin
New vehicle retail	5.5%	5.8%	(30	)bps	5.6%	5.9%	(30	)bps
Used vehicle retail	10.9	10.7	20		10.5	10.6	(10)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	50.4	49.6	80		50.4	49.2	120
Gross profit margin	15.3	15.1	20		15.5	15.1	40

Unit sales
New vehicle retail	48,508	48,790	(0.6)%		134,090	139,314	(3.7)%
Used vehicle retail	44,143	39,751	11.0		127,683	114,961	11.1
Total retail units sold	92,651	88,541	4.6		261,773	254,275	2.9

Average selling price
New vehicle retail	$37,618	$35,519	5.9%		$37,238	$35,276	5.6%
Used vehicle retail	20,756	20,274	2.4		20,617	20,229	1.9

Average gross profit per unit
New vehicle retail	$2,061	$2,068	(0.3)%		$2,098	$2,077	1.0%
Used vehicle retail	2,258	2,172	4.0		2,173	2,149	1.1
Finance and insurance	1,471	1,367	7.6		1,462	1,345	8.7
Total vehicle(1)	3,638	3,498	4.0		3,611	3,471	4.0

Revenue mix
New vehicle retail	54.8%	56.0%			53.1%	55.5%
Used vehicle retail	27.5	26.1			28.0	26.3
Used vehicle wholesale	2.2	3.0			2.5	2.9
Finance and insurance, net	4.1	3.9			4.1	3.9
Service, body and parts	10.2	10.1			10.6	10.3
Fleet and other	1.2	0.9			1.7	1.1

Gross Profit Mix
New vehicle retail	19.6%	21.6%			19.3%	21.7%
Used vehicle retail	19.5	18.5			19.1	18.5
Used vehicle wholesale	0.2	0.3			0.3	0.3
Finance and insurance, net	26.7	26.0			26.3	25.6
Service, body and parts	33.5	33.2			34.4	33.5
Fleet and other	0.5	0.4			0.6	0.4

	Adjusted		As reported		Adjusted		As reported
	Three months ended September 30,		Three months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
Other metrics	2019	2018	2019	2018	2019	2018	2019	2018
SG&A as a % of revenue	10.5%	10.5%	10.3%	10.0%	10.8%	10.7%	10.9%	10.6%
SG&A as a % of gross profit	68.8	69.6	67.2	66.3	70.0	71.2	70.2	70.4
Operating profit as a % of revenue	4.2	3.9	4.4	4.4	4.0	3.7	4.0	3.8
Operating profit as a % of gross profit	27.1	26.1	28.7	29.5	25.8	24.6	25.6	25.5
Pretax margin	3.3	3.0	3.5	3.5	3.0	2.8	3.0	2.9
Net profit margin	2.4	2.2	2.6	3.0	2.2	2.1	2.2	2.3

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2019	2018	(Decrease)		2019	2018	(Decrease)
Revenues
New vehicle retail	$1,772.9	$1,695.7	4.6%		$4,801.1	$4,765.7	0.7%
Used vehicle retail	898.8	788.2	14.0		2,543.2	2,257.9	12.6
Finance and insurance	133.0	118.3	12.4		371.3	331.9	11.9
Service, body and parts	332.0	303.2	9.5		955.3	879.0	8.7
Total revenues	3,249.7	3,018.8	7.6		9,060.1	8,573.3	5.7

Gross profit
New vehicle retail	$96.6	$98.6	(2.0)%		$269.5	$280.0	(3.8)%
Used vehicle retail	97.7	85.4	14.4		269.9	241.7	11.7
Finance and insurance	133.0	118.3	12.4		371.3	331.9	11.9
Service, body and parts	167.6	150.9	11.1		483.0	433.4	11.4
Total gross profit	498.5	456.8	9.1		1,405.9	1,296.9	8.4

Gross margin
New vehicle retail	5.4%	5.8%	(40	)bps	5.6%	5.9%	(30	)bps
Used vehicle retail	10.9	10.8	10		10.6	10.7	(10)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	50.5	49.8	70		50.6	49.3	130
Gross profit margin	15.3	15.1	20		15.5	15.1	40

Unit sales
New vehicle retail	47,141	47,590	(0.9)%		129,001	134,509	(4.1)%
Used vehicle retail	43,305	38,717	11.9		123,555	111,094	11.2

Average selling price
New vehicle retail	$37,609	$35,631	5.6%		$37,217	$35,430	5.0%
Used vehicle retail	20,754	20,358	1.9		20,584	20,324	1.3

Average gross profit per unit
New vehicle retail	$2,049	$2,073	(1.2)%		$2,089	$2,081	0.4%
Used vehicle retail	2,257	2,205	2.4		2,184	2,175	0.4
Finance and insurance	1,471	1,371	7.3		1,470	1,351	8.8
Total vehicle(1)	3,631	3,521	3.1		3,619	3,493	3.6

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	September 30,	December 31,	September 30,
	2019	2018	2018
Days Supply(1)
New vehicle inventory	77	71	77
Used vehicle inventory	67	66	64
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of September 30, 2019
Current ratio	Not less than 1.10 to 1	1.28 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	2.36 to 1
Leverage ratio	Not more than 5.00 to 1	2.51 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 30, 2019	December 31, 2018
Cash and cash equivalents	$27.1	$31.6
Trade receivables, net	459.7	529.4
Inventories, net	2,386.4	2,365.3
Other current assets	56.7	65.1
Total current assets	$2,929.9	$2,991.4

Property and equipment, net	1,482.6	1,448.0
Intangibles	765.9	723.6
Other non-current assets	559.1	221.0
Total assets	$5,737.5	$5,384.0

Floor plan notes payable	2,002.0	2,057.7
Other current liabilities	481.4	435.8
Total current liabilities	$2,483.4	$2,493.5

Long-term debt	1,287.8	1,358.2
Other long-term liabilities and deferred revenue	607.1	335.1
Total liabilities	$4,378.3	$4,186.8

Stockholder's Equity	1,359.2	1,197.2
Total liabilities & stockholders' equity	$5,737.5	$5,384.0

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Nine months ended September 30,
	2019	2018
Net income	$203.5	$205.8
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	0.5	—
Depreciation and amortization	60.9	55.3
Stock-based compensation	11.8	9.8
Gain on disposal of assets	—	(0.1)
Gain on sale of franchises	(9.1)	(15.4)
Deferred income taxes	39.5	19.5
(Increase) decrease:
Trade receivables, net	69.7	63.4
Inventories	(4.1)	(14.5)
Other assets	22.3	12.0
Increase (decrease):
Floor plan notes payable, net	83.1	8.1
Trade payables	0.1	3.6
Accrued liabilities	(36.5)	8.6
Other long-term liabilities and deferred revenue	11.8	23.1
Net cash provided by operating activities	$453.5	$379.2

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Nine months ended September 30,
Net cash provided by operating activities	2019	2018
As reported	$453.5	$379.2
Floor plan notes payable, non-trade, net	(114.0)	61.7
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(46.0)	(120.9)
Adjusted	$293.5	$320.0

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended September 30, 2019
	As reported	Acquisition expense	Net disposal gain on sale of stores	Insurance reserves	Adjusted
Selling, general and administrative	$343.2	$(0.2)	$9.4	$(1.1)	$351.3

Income from operations	146.8	0.2	(9.4)	1.1	138.7

Income before income taxes	$117.4	$0.2	$(9.4)	$1.1	$109.3
Income tax (provision) benefit	(32.2)	(0.1)	2.7	(0.3)	(29.9)
Net income	$85.2	$0.1	$(6.7)	$0.8	$79.4

Diluted earnings per share	$3.64	$—	$(0.28)	$0.03	$3.39
Diluted share count	23.4

	Three Months Ended September 30, 2018
	As reported	Net disposal gain on sale of stores	Tax attribute	Adjusted
Selling, general and administrative	$309.0	$15.7	$—	$324.7

Income from operations	137.6	(15.7)	—	121.9

Income before income taxes	$109.0	$(15.7)	$—	$93.3
Income tax (provision) benefit	(15.9)	4.1	(12.8)	(24.6)
Net income	$93.1	$(11.6)	$(12.8)	$68.7

Diluted earnings per share	$3.84	$(0.48)	$(0.53)	$2.83
Diluted share count	24.3

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Nine Months Ended September 30, 2019
	As reported	Acquisition expense	Net disposal gain on sale of stores	Insurance reserves	Asset impairment	Adjusted
Asset impairments	$0.5	$—	$—	$—	$(0.5)	$—

Selling, general and administrative	1,021.5	(1.9)	9.1	(9.5)	—	1,019.2

Income from operations	372.3	1.9	(9.1)	9.5	0.5	375.1

Income before income taxes	$280.7	$1.9	$(9.1)	$9.5	$0.5	$283.5
Income tax (provision) benefit	(77.2)	(0.5)	2.6	(2.6)	(0.1)	(77.8)
Net income	$203.5	$1.4	$(6.5)	$6.9	$0.4	$205.7

Diluted earnings per share	$8.72	$0.06	$(0.28)	$0.29	0.02	$8.81
Diluted share count	23.3

	Nine Months Ended September 30, 2018
	As reported	Acquisition expense	Net disposal gain on sale of store	Insurance reserves	Tax attribute	Adjusted
Selling, general and administrative	$939.9	$(3.3)	$15.7	$(1.5)	$—	$950.8

Income from operations	339.9	3.3	(15.7)	1.5	—	329.0

Income before income taxes	$259.5	$3.3	$(15.7)	$1.5	$—	$248.6
Income tax (provision) benefit	(53.7)	(0.9)	4.1	(0.4)	(14.2)	(65.1)
Net income	$205.8	$2.4	$(11.6)	$1.1	$(14.2)	$183.5

Diluted earnings per share	$8.31	$0.10	$(0.47)	$0.04	$(0.57)	$7.41
Diluted share count	24.8

Lithia Motors, Inc.
Adjusted EBITDA and Leveraged Free Cash Flow (Unaudited)
(In millions)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$85.2	$93.1	(8.5)%	$203.5	$205.8	(1.1)%
Flooring interest expense	17.9	16.0	11.9	55.5	45.1	23.1
Other interest expense	14.8	15.0	(1.3)	45.0	40.7	10.6
Income tax expense	32.2	15.9	102.5	77.2	53.7	43.8
Depreciation and amortization	20.9	19.6	6.6	60.9	55.3	10.1
EBITDA	$171.0	$159.6	7.1%	$442.1	$400.6	10.4%

Other adjustments:
Less: flooring interest expense	$(17.9)	$(16.0)	11.9	$(55.5)	$(45.1)	23.1
Less: used vehicle line of credit interest	(1.2)	(0.4)	200.0	(3.9)	(1.0)	290.0
Add: acquisition expenses	0.2	—	NM	1.9	3.3	(42.4)
Less: gain on divestitures	(9.4)	(15.7)	(40.1)	(9.1)	(15.7)	(42.0)
Add: insurance reserve	1.1	—	NM	9.5	1.5	533.3
Add: asset impairment	—	—	NM	0.5	—	NM
Adjusted EBITDA	$143.8	$127.5	12.8%	$385.5	$343.6	12.2%

Leveraged EBITDA
Adjusted EBITDA	$143.8	$127.5	12.8%	$385.5	$343.6	12.2%
Less: Capital expenditures	(34.1)	(41.0)	(16.8)	(91.9)	(113.4)	(19.0)
Leveraged EBITDA	$109.7	$86.5	26.8%	$293.6	$230.2	27.5%
NM - not meaningful